EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

eAcceleration Corp.
Poulsbo, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-85444) of our report dated February 26, 2004 relating to the consolidated financial statements of eAcceleration Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

/s/ Peterson Sullivan, P.L.L.C.
Peterson Sullivan, P.L.L.C.
Seattle, Washington
March 26, 2004